Exhibit 23.2

Consent of Independent Petroleum Engineers

Ryder Scott Company, L.P., as independent oil and gas consultants, hereby consents to the incorporation by reference in this Registration Statement on Form S-8 of Occidental Petroleum Corporation (the “Company”) of references to Ryder Scott Company, L.P. and information from its Process Review dated January 30, 2015, included or made a part of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

By:	/s/ Ryder Scott Company, L.P.
Ryder Scott Company, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas

May 1, 2015